Exhibit 16.1

Office of the Chief Accountant

SECPS Letter File

Mail Stop 11-3

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

April 16, 2002

Dear Sir:

We have read the paragraphs of Item 4 included in the Form 8-K dated April 15, 2002 of WJ Communications, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN, LLP

Copy to: Mr. Bill Slakey, Chief Financial Officer, WJ Communications, Inc.